QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

Incorporated in Portugal

TMN—Telecomunicações Móveis Nacionais, S.A.
PT Móveis, SGPS, S.A.
PT Multimédia—Serviços de Telecomunicaçõs e Multimédia, SGPS, S. A.
TV Cabo Portugal, S.A.
Lusomundo Audiovisuais, S.A.
Lusomundo Cinemas, S.A.
Lusomundo Media, SGPS, S.A.
PT Prime, SGPS, S.A.
PT Prime—Soluções Empresariais de Telecomunicações e Sistemas, S.A.
PT Comunicações, S.A.
PT.com—Comunicações Interactivas, S.A.
PT Corporate, S.A.
PT Investimentos Internacionais—Consultoria Internacional, S.A.
PT Sistemas de Informação, S.A.
Portugal Telecom Inovação, S.A.
PT Serviços de Gestão, S.A.
PT Compras—Serviços de Consultoria e Negociação, S.A.
PT Contact—Telemarketing e Serviços de Informação, S.A.
Previsão—Sociedade Gestora de Fundos de Pensões, S.A

Incorporated in Brazil

Portugal Telecom Brasil, S.A.
Telesp Celular Participações S.A.
Tele Sudeste Celular Participações S.A.
Tele Leste Participações, S.A.
CRT Celular Participações S.A.
Tele Centro Oeste Participações S.A.
Global Telecom, S.A.

Incorporated in the Netherlands

Brasilcel N.V.

QuickLinks

  EXHIBIT 8.1